Exhibit 99
      Internal Revenue Service Determination Letter of Tax Qualified Status

INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS  TX  75242

                                          Employer Identification Number:
                                                 39-0449780
Date:   January 6, 1996             File Folder Number:
                                                 390006347
                                          Person to Contact:
                                                 FRANK HIGGINS
MARATHON ELECTRIC MANUFACTURING           Contact Telephone Number:
 CORPORATION                                     (312)  886-9587
100 E RANDOLPH STREET                     Plan Name:
WAUSAU  WI  54401-2568                    SALARIED EES 401K SAVINGS PLAN

                                          Plan Number:  008

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on December 23, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the minimum coverage requirements on the basis of the average benefit test in Section 410(b)(2) of the Code.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 excepts as otherwise specified in this letter.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,



                                      Bobby E. Scott
                                      --------------
                                      Bobby E. Scott
                                      District Director